UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   October 18, 2005

FOREST OIL CORPORATION

(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.         Regulation FD Disclosure.

Previously, on September 12, 2005, Forest Oil Corporation (“Forest”) announced the spin-off and merger of Forest’s offshore Gulf of Mexico operations with Mariner Energy, Inc. (“Mariner”).  On October 18, 2005, Mariner filed a Form S-4 Registration Statement with the Securities and Exchange Commission, including a proxy statement/prospectus-information statement.  The Form S-4 contains information about Mariner, the Forest offshore Gulf of Mexico operations that will be spun-off, and the combined operations of Mariner following the merger.

These materials are not a substitute for the registration statement filed with the Securities and Exchange Commission in connection with the transaction, or the proxy statement/prospectus-information statement to be mailed to Mariner’s stockholders. The S-4 Registration Statement filed on October 18, 2005 has not yet been declared effective by the Securities and Exchange Commission.  Investors are urged to read the proxy statement/prospectus-information statement which will contain important information, including detailed risk factors, when it becomes available. The proxy statement/prospectus-information statement and other documents that will be filed by Forest and Mariner with the Securities and Exchange Commission will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to Forest Oil Corporation, 707 17th Street, Suite 3600, Denver, CO 80202, Attention: Investor Relations; or by directing a request when such a filing is made to Mariner Energy, Inc., 2101 CityWest Blvd., Bldg. 4, Ste. 900, Houston, TX 77042-2831, Attention: Investor Relations.

Mariner, Forest and their respective directors, and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the participants in the solicitation will be set forth in the proxy statement/prospectus-information statement when it becomes available.

The information in this Current Report is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to liabilities of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated: October 18, 2005	By:	/s/ CYRUS D. MARTER IV
Cyrus D. Marter IV
Vice President, General Counsel and
Secretary